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        STATEMENT FROM HOWARD W. LUTNICK, CHAIRMAN & CEO OF ESPEED, INC.

New York, NY - September 20, 2001 - eSpeed (NASDAQ:ESPD) today issued the following statement by Howard W. Lutnick, Chairman & CEO regarding the members of the company's senior management team who were lost in the World Trade Center disaster.

"eSpeed has always been more than a team, or a vision, or even a company. At its heart eSpeed is a family. As a family, we mourn the losses of our siblings, our best friends - our partners. We cannot imagine work or life without them nor their vast array of qualities and characteristics that enhanced our lives.

"It is with great sadness that I write of some of the lost eSpeed senior management family.

     FREDERICK T. VARACCHI, PRESIDENT & CHIEF OPERATING OFFICER, DIRECTOR. Fred was my friend and an extraordinary businessman, technologist and leader. His energy, vision and enthusiasm created eSpeed and brought the company to preeminent status. His wife Eileen and their three children can always be proud of their father's accomplishments. eSpeed was Fred's company and will always stand as a tribute to his amazing drive and charisma.

     DOUGLAS B. GARDNER, VICE CHAIRMAN, DIRECTOR. Throughout my life few people have been closer to me than Doug Gardner. His steady hand and guidance were an integral part of every decision I made as CEO. Moreover, our shared vision was acknowledgment of our mutual respect and admiration for one another as well as the strategic direction of eSpeed. Together, we felt there was nothing we could not accomplish. His wife Jennifer and their two children should be proud of the company he built and led. Life will not be the same at eSpeed without him.

     JEFFREY G. GOLDFLAM, SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER. Jeff's presence and the way he conducted himself always had a way of making people smile, particularly me. His facility with numbers and figures made each quarter a pleasure, as we were always able to focus on the business and vision of the company, because we knew Jeff was commanding and protecting the finances. His wife Risa and their two children can always look to eSpeed as a symbol of their husband and father's caring ways.

     JONATHAN UMAN, HEAD OF CORPORATE DEVELOPMENT. Jonathan joined eSpeed during our initial public offering road show. His vibrant energy and deal making sense kept all the executives highly motivated and the company moving forward. He could always be trusted to bring his impressive intellect to bear on any situation. Jonathan's wife, Julie, and their two children should be extremely proud of their Dad - he was an integral part of eSpeed's success.

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     GLENN KIRWIN, HEAD OF PRODUCT DEVELOPMENT. I have known Glenn for years and he was by far one of the brightest, most analytical executives in the industry. It was a pleasure to observe his thought process, the manner in which he analyzed issues and his ability to problem solve. Glenn was truly a creative force in the eSpeed family. His understanding of the business and attention to detail was virtually unparalleled. The systems he designed and the businesses he created are something his wife Joan and their two children can always look at with great pride.

     DAVID BAUER, HEAD OF SALES. Big Dave created and built our entire sales infrastructure. His experience and customer relationships helped eSpeed establish the world's most successful electronic trading platform. More importantly, Dave had a personality and sense of humor that made the workplace a more enjoyable environment for everyone. He was one of those people executives looked at and said, `I wish he was on our team.' His wife Ginny and their three children should know that Dave was a man everyone liked to be around.

     JOSEPH SHEA, EXECUTIVE MANAGING DIRECTOR CANTOR FITZGERALD, DIRECTOR. Joe's leadership of Cantor Fitzgerald's US brokerage operations and his position on the Board of Directors of eSpeed had an enormous impact on me personally and eSpeed. Joe was a close personal friend whose support and direction guided my thinking, decision-making and leadership. He was an invaluable member of the eSpeed family and his wife Nancy and their four children can always be proud of his contributions because, `Cantor was Joe.'

"We are dedicated to the more than 730 members of the eSpeed/Cantor Fitzgerald/TradeSpark family that were lost in the World Trade Center tragedy. All of our survivors are now bound together in a manner never seen before in business. We are a large family that has lost its brothers and sisters. There is no adversity our survivors cannot overcome. Our survivors reopened this company 47 hours after the attack. I cannot be more proud to be associated with this group of people. Godspeed to eSpeed - I love you."

Howard W. Lutnick
Chairman & CEO
eSpeed, Inc.